Exhibit 1.1

Execution Version

QEP MIDSTREAM PARTNERS, LP

20,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: August 8, 2013

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EXHIBITS

Exhibit A	–	Underwriters	A-1
Exhibit B	–	Subsidiaries of the Partnership	B-1
Exhibit C	–	List of Persons Subject to Lock-Up	C-1
Exhibit D-1	–	Form of Lock-Up Agreement	D-1-1
Exhibit D-2	–	Form of Press Release Announcing Lock-Up Waiver	D-2-1
Exhibit E-1	–	Form of Opinion of Partnership Counsel	E-1-1
Exhibit E-2	–	Form of 10b-5 Letter from Partnership Counsel	E-2-1
Exhibit E-3	–	Form of Tax Opinion of Partnership Counsel	E-3-1
Exhibit F	–	Form of Wyoming Counsel Opinion	F-1
Exhibit G	–	Form of Colorado Counsel Opinion	G-1
Exhibit H	–	Form of Delaware Counsel Opinion	H-1
Exhibit I	–	Form of Opinion of General Counsel	I-1
Exhibit J	–	Price-Related Information	J-1
Exhibit K	–	Issuer General Use Free Writing Prospectuses	K-1

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QEP MIDSTREAM PARTNERS, LP

20,000,000 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 8, 2013

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

QEP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), QEP Midstream Partners GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), QEP Resources, Inc., a Delaware corporation (“QEP”), QEP Field Services Company, a Delaware corporation (“Field Services”), and QEP Midstream Partners Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Subsidiary”), confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Partnership of a total of 20,000,000 common units (the “Initial Securities”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,000,000 additional Common Units (the “Option Securities”). The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.

Each of the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.” The Operating Subsidiary, QEPM Gathering I, LLC, a Delaware limited liability company (“QEP Gathering”), Three Rivers Gathering, L.L.C., a Delaware limited liability company (“Three Rivers Gathering”), Rendezvous Pipeline Company, L.L.C., a Colorado limited liability company (“Rendezvous Pipeline”), and Rendezvous Gas Services, L.L.C., a Wyoming limited liability company (“Rendezvous Gas”), are sometimes collectively referred to herein as the “Subsidiaries.” Each of the Partnership Parties and each of the Subsidiaries is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.” Each of the Partnership Entities, QEP and Field Services is sometimes referred to herein as a “QEP Entity,” and they are sometimes collectively referred to herein as the “QEP Entities.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus dated August 8, 2013 in accordance with the provisions of Rule 430A and Rule 424(b) and the Partnership has previously advised the Representatives of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

The General Partner and the Partnership were recently formed to own, operate, acquire and develop midstream energy assets. It is further understood and agreed by all parties that prior to or on the Closing Date, the following transactions will occur:

a)	Field Services, the Partnership Parties and the Operating Subsidiary will enter into a Contribution, Conveyance and Assumption Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement,” and, together with the assignments and conveyances contemplated therein and thereby, the “Contribution Documents”), pursuant to which:

(i)	Field Services will convey its ownership interests in each of Rendezvous Gas and Rendezvous Pipeline to QEP Gathering as a capital contribution,

(ii)	Field Services will convey its ownership interests in each of QEP Gathering and Three Rivers Gathering to the Operating Subsidiary as a capital contribution and in exchange for the Operating Subsidiary assuming $114.0 million of existing debt,

(iii)	Field Services will convey an interest in the Operating Subsidiary to the General Partner as a capital contribution,

(iv)	The General Partner will convey its interest in the Operating Subsidiary to the Partnership in exchange for (i) maintaining its 2% general partner interest in the Partnership, and (ii) all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”), and

(v)	Field Services will convey its remaining interest in the Operating Subsidiary to the Partnership in exchange for (i) 6,701,750 Common Units, representing a 12.3% limited partner interest in the Partnership, (ii) 26,705,000 subordinated units, representing a 49.00% limited partner interest in the Partnership (the “Subordinated Units”), and (iii) the right to receive $272.2 million in cash, a portion of which will be used to reimburse Field Services for certain capital expenditures it incurred with respect to assets it contributed to the Partnership,

b)	the Partnership Parties and the Operating Subsidiary will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), with QEP and Field Services that will address the Partnership’s payment of fees to QEP and Field Services for certain general and administrative services and QEP’s and Field Services’ indemnification of the Partnership for certain matters, and

c)	the Operating Subsidiary will enter into a new $500 million credit facility substantially in the form filed as an exhibit to the Registration Statement (the “New Credit Facility”), and

d)	each of the Limited Liability Company Agreement of the General Partner and the Amended and Restated Agreement of Limited Partnership of the Partnership shall have been amended and restated to the extent necessary to reflect the foregoing transactions and the other matters reflected therein (collectively, the “Amendment and Restatement”), all on the terms contemplated by the Pre-Pricing Prospectus and the Prospectus. Clauses (a) through (c) above are collectively referred to herein as the “Pre-Closing Transactions.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the QEP Entities. Each QEP Entity, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the QEP Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit J hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied and will comply when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3) Emerging Growth Company. From the time of filing the Initial Registration Statement with the Commission (or, if earlier, the first date on which the Partnership Parties engaged directly or through any person authorized to act on their behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(4) Testing-the-Waters Materials. Each of the Partnership Parties (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. Each of the Partnership Parties has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

(5) Pre-Closing Transactions. The Pre-Closing Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the fifth paragraph of this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus. The Pre-Closing Transactions will be legally sufficient to transfer or convey to the Partnership Entities all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. Upon consummation of the Pre-Closing Transactions, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma combined financial statements of the Partnership.

(6) Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants with respect to the Predecessor (as defined in the Registration Statement) and the Partnership as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(7) Financial Statements. The financial statements of the Predecessor (as defined in the Registration Statement) and the Partnership included in the Registration Statement, the General

Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the respective financial position of the Predecessor and the Partnership and their respective consolidated subsidiaries at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ equity, as applicable, and cash flows of the Predecessor and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The historical financial information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the pro forma financial information appearing in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(8) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no distribution of any kind declared, paid or made by the Partnership on its Common Units.

(9) Formation and Good Standing of QEP and Field Services. Each of QEP and Field Services has been duly formed and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to execute and deliver this Agreement and consummate the transactions contemplated hereby (including the Pre-Closing Transactions). Each of QEP and Field Services is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Exhibit B accurately sets forth the jurisdiction of formation and each jurisdiction of foreign qualification.

(10) Formation and Good Standing of the Partnership Parties. Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with full partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby (including the Pre-Closing Transactions), (B) in the case of the Partnership, to issue, sell and deliver the Securities, and (C) in the case of the General Partner, to act as the general partner of the Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership and the General Partner is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Exhibit B accurately sets forth the jurisdiction of formation and each jurisdiction of foreign qualification and the names of the general partner or managing member, as the case may be.

(11) Formation and Good Standing of Subsidiaries. Each subsidiary of the Partnership has been duly organized or formed, as the case may be, and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization or formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and, with respect to Operating Subsidiary, to execute and deliver this Agreement and consummate the transactions contemplated hereby (including the Pre-Closing Transactions). Each subsidiary of the Partnership is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the issued and outstanding limited liability company interests, membership interests or other similar interests was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. Exhibit B accurately sets forth the jurisdiction of organization or formation of each such subsidiary, each jurisdiction of foreign qualification and managing members. Any subsidiaries of the Partnership that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto.

(12) Ownership of Field Services. QEP, as the sole stockholder of Field Services, owns 100% of the issued and outstanding shares of capital stock of Field Services; such shares of capital stock have been duly authorized and validly issued in accordance with the bylaws of Field Services, as in effect on the date hereof (the “Field Services Bylaws”), and have been duly authorized and validly issued in accordance with the Field Services Bylaws, as in effect at such time, and are fully paid (to the extent required under the Field Services Bylaws) and non-assessable.

(13) Ownership of the General Partner. Field Services, as the sole member of the General Partner, owns 100% of the General Partner’s issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “General Partner Agreement”), and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended and Restated General Partner Agreement”), and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

(14) Ownership of the General Partner Interest in the Partnership. The General Partner is and, after giving effect to the Pre-Closing Transactions, at the Closing Date and each Option Closing Date, if any, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”) and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership substantially in the form attached as Appendix A to the Prospectus (the “Amended and Restated Partnership Agreement”); and the General Partner is the record holder of such general partner interest free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(15) Ownership of Incentive Distribution Rights in the Partnership. After giving effect to the Pre-Closing Transactions, at the Closing Date and each Option Closing Date, if any, the General Partner will be the record holder of all of the Incentive Distribution Rights and such Incentive Distribution Rights will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement, and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner will own the Incentive Distribution Rights free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(16) Ownership of Sponsor Units in the Partnership. Assuming no purchase by the Underwriters of Option Securities, after giving effect to the Pre-Closing Transactions, at the Closing Date, Field Services will own 6,701,750 Common Units (the “Field Services Units”) and 26,705,000 Subordinated Units (together with the Field Services Units, the “Sponsor Units”); such Sponsor Units will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement, and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Field Services will own the Sponsor Units free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(17) Ownership of the Operating Subsidiary. After giving effect to the Pre-Closing Transactions, the Partnership will own all of the issued and outstanding membership interests in the Operating Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Subsidiary, as in effect at such time (the “Operating LLC Agreement”), and are fully paid (to the extent required by the Operating LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own all such membership interests free and clear of all Liens, other than those created or arising under the Operating LLC Agreement or the New Credit Facility.

(18) Ownership of QEP Gathering. After giving effect to the Pre-Closing Transactions, the Operating Subsidiary will own all of the issued and outstanding membership interests in QEP Gathering; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of QEP Gathering, as in effect at such time (the “QEP Gathering LLC Agreement”), and are fully paid (to the extent required by the QEP Gathering LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Operating Subsidiary will own all such membership interests free and clear of all Liens, other than those created or arising under the QEP Gathering LLC Agreement or the New Credit Facility.

(19) Ownership of Three Rivers Gathering. After giving effect to the Pre-Closing Transactions, the Operating Subsidiary will own a 50% membership interest in Three Rivers Gathering; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Three Rivers Gathering, as in effect at such time (the “Three Rivers Gathering LLC Agreement”), and is fully paid (to the extent required by the Three Rivers Gathering LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Operating Subsidiary will own such membership interest free and clear of all Liens, other than those created or arising under the Three Rivers Gathering LLC Agreement or the New Credit Facility.

(20) Ownership of Rendezvous Pipeline. After giving effect to the Pre-Closing Transactions, QEP Gathering will own all of the issued and outstanding membership interests in Rendezvous Pipeline; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous Pipeline, as in effect at such time (the “Rendezvous Pipeline LLC Agreement”), and are fully paid (to the extent required by the Rendezvous Pipeline LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 7-80-606, 7-80-705 and 7-80-805 of the Colorado Limited Liability Company Act); and QEP Gathering will own all such membership interests free and clear of all Liens, other than those created or arising under the Rendezvous Pipeline LLC Agreement or the New Credit Facility.

(21) Ownership of Rendezvous Gas. After giving effect to the Pre-Closing Transactions, QEP Gathering will own a 78% membership interest in Rendezvous Gas; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous Gas, as in effect at such time (the “Rendezvous Gas LLC Agreement”), and is fully paid (to the extent required by the Rendezvous Gas LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-29-304, 17-29-405 and 17-29-708 of the Wyoming Limited Liability Company Act); and QEP Gathering will own such membership interest free and clear of all Liens, other than those created or arising under the Rendezvous Gas LLC Agreement or the New Credit Facility.

(22) No Other Subsidiaries. Other than its ownership interest in the Operating Subsidiary and its indirect ownership interests in QEP Gathering, Three Rivers Gathering, Rendezvous Pipeline and Rendezvous Gas, the Partnership does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its 2.0% general partner interest in the Partnership, the Incentive Distribution Rights and its indirect ownership interests in the Subsidiaries, the General Partner does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(23) Capitalization. On the Closing Date, after giving effect to the Pre-Closing Transactions and the issuance of the Securities pursuant to this Agreement, the authorized, issued and outstanding limited partner interests and general partner interest of the Partnership will consist of 26,705,000 Common Units, 26,705,000 Subordinated Units, the Incentive Distribution Rights and 1,090,000 General Partner Units (as defined in the Amended and Restated Partnership Agreement) in the Partnership (except for issuances, if any, pursuant to Section 2(b) of this Agreement or pursuant to compensation plans described in the General Disclosure Package and the Prospectus). None of the Securities to be sold by the Partnership under this Agreement, Sponsor Units, the Incentive Distribution Rights or the General Partner Units of the Partnership are subject to or will be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person. On the Closing Date, after giving effect to the Pre-Closing Transactions and the issuance of the Securities pursuant to this Agreement, the Sponsor Units, the Incentive Distribution Rights, any Common Units issued pursuant to compensation plans described in the General Disclosure Package and the Prospectus, and the Securities will be the only limited partner interests in the Partnership issued and outstanding.

(24) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by QEP, Field Services, the Partnership Parties and the Operating Subsidiary.

(25) Authorization, Execution and Delivery of Organizational Documents.

a)	The General Partner Agreement has been duly authorized, executed and delivered by Field Services and is a valid and legally binding agreement of Field Services, enforceable against Field Services in accordance with its terms.

b)	The Partnership Agreement has been duly authorized, executed and delivered by Field Services and the General Partner and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.

c)	The Operating LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(26) Authorization, Execution and Delivery of Documents Relating to the Pre-Closing Transactions. At or before the Closing Date:

a)	The Amended and Restated General Partner Agreement will be duly authorized, executed and delivered by Field Services and will be a valid and legally binding agreement of Field Services, enforceable against Field Services in accordance with its terms.

b)	The Amended and Restated Partnership Agreement will be duly authorized, executed and delivered by Field Services and the General Partner and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

c)	The Omnibus Agreement will be duly authorized, executed and delivered by each of the QEP Entities that is a party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

d)	The Contribution Documents will be duly authorized, executed and delivered by each of the QEP Entities that is a party thereto, and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms; and

e)	The New Credit Facility will be duly authorized, executed and delivered by the Operating Subsidiary and will be a valid and legally binding agreement of the Operating Subsidiary, enforceable against the Operating Subsidiary in accordance with its terms;

provided, that with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(27) Authorization of Securities. The Securities to be sold by the Partnership under this Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with this Agreement and the Amended and Restated Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act). At the Closing Date and each Option Closing Date, if any, all corporate, limited partner or limited liability company action, as the case may be, required to be taken by QEP, Field Services or any of the Partnership Entities for the authorization, issuance and sale and delivery of the Securities and the consummation of the transactions (including the Pre-Closing Transactions) contemplated by this Agreement shall have been validly taken.

(28) Description of Securities. The Securities, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and this Agreement against payment thereof as provided therein and herein, the Sponsor Units, the Incentive Distribution Rights and the General Partner Units, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and the Contribution Documents, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(29) Absence of Defaults and Conflicts. None of the QEP Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contemplated by the Pre-Closing Transactions or contained in any QEP Document, except (solely in the case of QEP Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement (including the Pre-Closing Transactions). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the Pre-Closing Transactions) and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the QEP Entities with their obligations under this Agreement (including the Pre-Closing Transactions) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the QEP Entities pursuant to, any QEP Documents, except (solely in the case of QEP Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement (including the Pre-Closing Transactions), nor will such action result in any violation of (i) the provisions of the Organizational Documents of the QEP Entities, (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the QEP Entities or any of their respective assets, properties or operations or (iii) the transactions contemplated by the Pre-Closing Transactions, except, in the case of clause (ii) for such violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the QEP Entities or any of their respective assets, properties or operations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(30) Absence of Labor Dispute. No labor dispute with the employees of the QEP Entities exists or, to the knowledge of the QEP Entities, is imminent, and each of the QEP Entities is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the QEP Entities which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(31) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the QEP Entities, threatened, against or affecting the QEP Entities which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement (including the Pre-Closing Transactions) or the performance by the QEP Entities of their obligations under this Agreement (including the Pre-Closing Transactions);

(32) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors—Tax Risks,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation of the Industry and Our Operations as to Rates and Terms and Conditions of Service,” “Business—Environmental Matters,” “Business—Legal Proceedings,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Description of the Common Units,” “Our Partnership Agreement” and “Material Federal Income Tax Consequences,” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Amended and Restated Partnership Agreement, the Amended and Restated General Partner Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other QEP Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(33) Material Contracts. Each contract, document or other agreement described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. Neither any QEP Entity nor, to the knowledge of the QEP Entities, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement.

(34) Possession of Intellectual Property. After giving effect to the Pre-Closing Transactions, at the Closing Date and each Option Closing Date, if any, the Partnership Entities will own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Partnership Entities therein; there are no third parties who have or, to the knowledge of the QEP Entities, will be able to establish rights to any Intellectual Property of the Partnership Entities, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Partnership Entities; there is no pending or, to the knowledge of the QEP Entities, threatened action, suit, proceeding or claim by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that any of the Partnership Entities infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and each QEP Entity is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Partnership Entities have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the

Partnership or any subsidiary, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Partnership Entities or that challenges the validity, enforceability or scope of any such Intellectual Property.

(35) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder, member or creditor of the QEP Entities, (C) no authorization, approval, waiver or consent under any QEP Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for (x) the authorization, execution, delivery or performance by the QEP Entities of this Agreement, (y) the offering, issuance, sale or delivery of the Securities as contemplated by this Agreement, or (z) the consummation of any of the other transactions (including the Pre-Closing Transactions) contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the rules and regulations of FINRA, except that no representation is made as to such as may be required under state or foreign securities laws, and (ii) in the case of clauses (x) and (z), such that if not obtained would not reasonably be expected to result in a Material Adverse Effect.

(36) Possession of Licenses and Permits. Each of the QEP Entities possesses, or at the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, will possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Properties and Permits,” except where the failure to possess such Governmental Licenses would not result in a Material Adverse Effect; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, the QEP Entities are (i) in compliance with the terms and conditions of all such Governmental Licenses, (ii) all such Governmental Licenses are valid and in full force and effect and (iii) none of the QEP Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(37) Title to Property. Subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Properties and Permits,” at the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, the QEP Entities will have good and marketable title in fee simple to all real property (exclusive of rights-of-way, as hereinafter defined) owned by any of them (if any) and good and marketable title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (b) are created or arise under the New Credit Facility or (c) are not, individually or in the aggregate, material to the QEP Entities taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the QEP Entities; after giving effect to the Pre-Closing Transactions, all real property, buildings and other improvements, and equipment and other property, and all equipment and other property, that will be held under lease or sublease by the QEP Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the QEP Entities, and all such leases and subleases are in full force and effect; and none of the QEP Entities has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the QEP Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the QEP Entities to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the QEP Entities, would not, individually or in the aggregate, result in a Material Adverse Effect.

(38) Rights of Way. At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, each of the QEP Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”), subject to such qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Properties and Permits,” as are necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the QEP Entities will have fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect upon the ability of the QEP Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the General Disclosure Package, subject in each case to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Properties and Permits.”

(39) Investment Company Act. None of the Partnership Entities is, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(40) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) after giving effect to the Pre-Closing Transactions, the Partnership Entities will have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(41) Review of Environmental Laws. The Partnership Parties have reviewed the effect of Environmental Laws in effect on the date hereof on the business, operations and properties of the Partnership Entities, in the course of which they have identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with such Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Parties have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(42) Absence of Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Partnership under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities.

(43) NYSE. The Securities being sold hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

(44) FINRA Matters. To the knowledge of the QEP Entities, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s directors and executive officers or, as of the date hereof, the Partnership’s 5% or greater securityholders, except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(45) Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(46) Insurance. At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, the QEP Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the QEP Entities or their respective businesses, assets, employees, properties, officers and directors will be in full force and effect as of the Closing Date; the QEP Entities will be in compliance with the terms of such policies and instruments in all material respects; there are no claims by the QEP Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the QEP Entities has been refused any insurance coverage sought or applied for; and none of the QEP Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(47) Accounting and Disclosure Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of Predecessor’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Predecessor’s or the Partnership’s internal control over financial reporting (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the Predecessor’s or the Partnership’s internal control over financial reporting and, since the end of Predecessor’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Predecessor’s or the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Predecessor’s or the Partnership’s internal control over financial reporting.

(48) Compliance with the Sarbanes-Oxley Act. As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the QEP Entities, the officers and directors of the General Partner, in their capacities as such, were, and on the Closing Date will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans.

(49) Absence of Manipulation. Each of the QEP Entities has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(50) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership Parties have delivered true, complete and correct copies of such materials to the Representatives.

(51) Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the QEP Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, and the Partnership Entities and, to the knowledge of the QEP Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(52) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the QEP Entities, threatened.

(53) OFAC. None of the Partnership Entities nor, to the knowledge of the QEP Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entities is, or is owned or controlled by a Person that is, currently subject to any U.S. sanctions administered by OFAC, nor located, organized or resident in a country or territory that is the subject of any U.S.

sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and none of the QEP Entities will directly or indirectly use any of the proceeds from the sale of Securities by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity or any country or territory, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(54) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the QEP Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the QEP Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the QEP Entities compared to the amount of such contributions made in the QEP Entities’ most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the QEP Entities compared to the amount of such obligations in the QEP Entities’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the QEP Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the QEP Entities may have any liability.

(55) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) none of the Partnership Entities has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter and (B) none of the Partnership Entities will use any of the proceeds from the sale of the Securities by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any affiliate of an Underwriter or otherwise direct any such proceeds to any Underwriter or any affiliate of an Underwriter.

(56) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the General Partner as of the date of the Pre-Pricing Prospectus has given oral or written notice to the General Partner of his or her resignation (or otherwise indicated to the QEP Entities an intention to resign within the next 24 months), nor has any such officer or director been terminated by the General Partner or otherwise removed from his or her office or from the General Partner’s board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the General Partner or the General Partner’s board of directors.

(57) Related Party Transactions. There are no business relationships or related party transactions involving the QEP Entities or, to the knowledge of the QEP Entities, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(58) Stop Transfer Instructions. The Partnership has, with respect to any Common Units (other than the Securities to be sold pursuant to this Agreement) or Subordinated Units or any securities convertible into or exercisable or exchangeable for Common Units or Subordinated Units owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit D-1 hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as provided in such agreements); and, during the Lock-Up Period (as the same may be extended as provided in such agreements), neither the Partnership nor the General Partner will cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wells Fargo and Morgan Stanley & Co. LLC.

(59) Offering Materials. Without limitation to the provisions of Section 16 hereof, the QEP Entities have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(60) No Restrictions on Distributions. None of the Partnership Entities is prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, from repaying any debt owed to any other Partnership Entity, or from transferring any of its properties or assets to the Partnership or any other Partnership Entity, in each case, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(61) No Registration. The sale and issuance of the Sponsor Units to Field Services, the General Partner Units to the General Partner and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the 1933 Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the QEP Entities has taken or will take any action that would cause the loss of such exemption.

(62) Brokers. Except as provided in this Agreement and in the Structuring Fee Agreement, dated the date hereof, among the General Partner, the Partnership, and Wells Fargo, there is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(b) Certificates. Any certificate signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership, the General Partner, or both of them, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, severally and not jointly, the Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $19.74 per Common Unit (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants to the Underwriters, severally and not jointly, an option to purchase, ratably in accordance with the number of Initial Securities to be purchased by each Underwriter, all or a portion of the Option Securities at a price per Common Unit equal to the Purchase Price referred to in Section 2(a) above; provided that the price per Common Unit for any Option Securities shall be reduced by an amount per Common Unit equal to any distributions declared, paid or payable by the Partnership on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Partnership will sell to the Underwriters the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas, 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on August 14, 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Option Closing Date as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the QEP Entities.

Each of the QEP Entities, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Partnership will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the

1934 Act or the 1934 Act Regulations, the Partnership will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. The Partnership will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period (as the same may be extended pursuant to the provisions set forth in the next sentence), the QEP Entities will not, without the prior written consent of Wells Fargo and Morgan Stanley & Co. LLC, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities of the Partnership; provided, however, that the Partnership may issue Common Units or any securities convertible into Common Units or Subordinated Units as payment of any part of the purchase price for businesses that are acquired by the Partnership so long as the issuance of such units does not represent more than 10% of the Common Units outstanding upon completion of the offering contemplated hereby; provided, further, that any recipient of such units must agree in writing to be bound by the terms of this Section 3(j) for the remaining term of the Lock-Up Period,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership (other than (i) any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement, (ii) any registration statement on Form S-8 to register Common Units or options to purchase Common Units pursuant to the long-term incentive plan described in the Pre-Pricing Prospectus and the Prospectus under the caption “Management—Long-Term Incentive Plan” or (iii) any registration statement in connection with the entrance by the Partnership into a definitive agreement relating to the acquisition of a business as contemplated by Section 3(j)(i)); or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Units, Subordinated Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of Wells Fargo and Morgan Stanley & Co. LLC:

(1) issue Securities to the Underwriters pursuant to this Agreement,

(2) issue the General Partner Units and the Incentive Distribution Rights to the General Partner pursuant to the Pre-Closing Transactions,

(3) issue the Sponsor Units to Field Services pursuant to the Pre-Closing Transactions,

(4) issue Common Units, and grant options to purchase Common Units, pursuant to equity incentive plans described in the General Disclosure Package and the Prospectus, if the terms of such equity incentive plans are substantially the same as the form filed as part of the Registration Statement,

(5) issue Common Units upon the exercise of options outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (4) above,

(6) file or cause the filing of the registration statement (including amendments thereto) described in the Prospectus under the captions “The Partnership Agreement—Registration Rights” and “Units Eligible for Future Sale,”

provided, however, that in the case of any issuance described in clause (5) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo and Morgan Stanley & Co. LLC, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D-1 to this Agreement and otherwise satisfactory in form and substance to Wells Fargo and Morgan Stanley & Co. LLC.

If Wells Fargo and Morgan Stanley & Co. LLC, in their sole and absolute discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(h) hereof to permit the transfer of Common Units or other securities by an officer or director of the General Partner, Field Services or QEP and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) Reporting Requirements. The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Partnership may deem appropriate, and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit J hereto and such other information as may be required by Rule 433 or as the Representatives and the Partnership may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Emerging Growth Company. The Partnership Parties will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the Lock-Up Period referred to in Section 3(j) hereof.

(n) Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership Parties will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Partnership to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses of the Partnership and any of the General Partner’s officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Partnership incurred and one half of the cost of any aircraft chartered in connection with any such presentations or meetings.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, 9(a)(i) or 9(a)(iii)(A) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the QEP Entities contained in this Agreement, or in certificates signed by any officer of any QEP Entity (whether signed on behalf of such officer, the General Partner, the Partnership or the QEP Entity) delivered to the Representatives or counsel for the Underwriters, to the performance by the QEP Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the QEP Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Partnership shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Partnership. At the Closing Date, the Representatives shall have received:

(1) the favorable opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Partnership (“Partnership Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-1 hereto;

(2) a 10b-5 letter, dated as of the Closing Date, from Partnership Counsel, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-2 hereto;

(3) the favorable opinion, dated as of the Closing Date, of Partnership Counsel with respect to certain tax matters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-3 hereto;

(4) the favorable opinion, dated as of the Closing Date, of Holland & Hart LLP, special Wyoming counsel to the Partnership, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit F hereto;

(5) the favorable opinion, dated as of the Closing Date, of Holland & Hart LLP, special Colorado counsel to the Partnership, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit G hereto;

(6) the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger P.A., special Delaware counsel to the Partnership, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit H hereto; and

(7) The favorable opinion, dated as of the Closing Date, of Chris Woosley, as general counsel to QEP, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit I hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable letter, dated as of Closing Date, of Vinson & Elkins L.L.P., counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Partnership pursuant to this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Partnership by the President, the Chief Executive Officer or an Executive Vice President of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the QEP Entities in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the QEP Entities have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the QEP Entities, are contemplated by the Commission and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PwC a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Predecessor and the Partnership contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from PwC a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by each of the persons listed in Exhibit C hereto.

(i) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Pre-Closing Transactions. Prior to the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus and the Representatives shall have received such evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Partnership. The favorable opinion of Partnership Counsel and of the other counsels named in Section 5(b), each in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Partnership by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter. A letter from PwC, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(l) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions (including the Pre-Closing Transactions) contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Partnership at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Partnership. The QEP Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter, affiliates of any Underwriter who have, or are alleged to have participated in the distribution of Securities, as underwriters, and their officers, directors, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the General Partner’s directors, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein. The Partnership hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the first paragraph under the caption “Discounts,” (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the first and second paragraphs under the caption “Stabilization” and (iii) the information regarding the limitation on sales to discretionary accounts appearing in the first paragraph under the caption “Discretionary Accounts.”

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a)(1) above shall be selected by the Representatives, and counsel to the Partnership, the General Partner’s directors, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a)(1) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership, the General Partner’s directors, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the QEP Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the QEP Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the QEP Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the QEP Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the QEP Entities on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The QEP Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partner, member, agent and affiliate of any Underwriter who has, or is alleged to have, participated in the distribution of Securities, as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the General Partner, any officer, director or employee of the General Partner or any person controlling the Partnership, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Partnership, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Partnership, or of the securities of any subsidiary or subsidiary trust of the Partnership, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone) or, in the case of any notice given under Section 2(b) hereof, by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto reply. Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); notices to the Partnership shall be directed to it at QEP Midstream Partners, LP, 1050 17th Street, Suite 500, Denver, Colorado 80265, Attention of Richard J. Doleshek, fax no. 303-308-3639 (with such fax to be confirmed by telephone to 303-672-6900).

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the QEP Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the QEP Entities and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the QEP Entities and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:45 (New York City time) on August 8, 2013 or such other time as agreed by the Partnership and the Representatives.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Notes” means the intercompany loans by and between QEP, as lender, and Predecessor, as Borrower.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Partnership’s registration statement on Form S-1 (Registration No. 333-188487), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A information is deemed, pursuant to Rule 430A, to be part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit K hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit K hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, as the same may be extended as provided herein.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“QEP Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the QEP Entities or their respective subsidiaries is a party or by which the QEP Entities or their respective subsidiaries is bound or to which any of the property or assets of the QEP Entities or their respective subsidiaries is subject that solely in the case of this clause (b), are material with respect to QEP, Field Services or the Partnership and its subsidiaries taken as a whole.

“Pre-Pricing Prospectus” means the preliminary prospectus dated August 1, 2013 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“PCAOB” means the Public Partnership Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion”. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Partnership or any subsidiary of the Partnership is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Notes and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any QEP Documents or any rights of the Partnership or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Partnership or other similar events.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Partnership Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16. Permitted Free Writing Prospectuses. The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Partnership pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit K hereto and to any electronic road show in the form previously provided by the Partnership to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit K hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. Each of the QEP Entities, jointly and severally, acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the QEP Entities, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the QEP Entities on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the QEP Entities following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the QEP Entities or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the QEP Entities and that none of the Underwriters has any obligation to disclose such interests and transactions to the QEP Entities by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership, including unitholders, employees or creditors of QEP Entities.

SECTION 18. Research Analyst Independence. The QEP Entities acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the QEP Entities and/or the offering that differ from the views of their respective investment banking divisions. The QEP Entities hereby waive and release, to the fullest extent permitted by applicable law, any claims that the QEP Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the QEP Entities by such Underwriters’ respective investment banking divisions. The QEP Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement (including the Pre-Closing Transactions).

SECTION 19. Trial By Jury. The General Partner (on its own behalf and on behalf of the Partnership and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The QEP Entities hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, QEP, Field Services, the Partnership, the General Partner and the Operating Subsidiary in accordance with its terms.

Very truly yours,

QEP RESOURCES, INC.

By	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President, Chief Financial Officer and Treasurer

QEP FIELD SERVICES COMPANY

By	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

QEP MIDSTREAM PARTNERS, LP
By	QEP Midstream Partners GP, LLC,
its general partner

By	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

QEP MIDSTREAM PARTNERS GP, LLC

By	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

QEP MIDSTREAM PARTNERS OPERATING, LLC

By	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Authorized Signatory

MORGAN STANLEY & CO. LLC

By:	MORGAN STANLEY & CO. LLC

By	/s/ Alice S. Vilma
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	CITIGROUP GLOBAL MARKETS INC.

By	/s/ Robert Waldron
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:	DEUTSCHE BANK SECURITIES INC.

By	/s/ Francis Windels
Authorized Signatory

By:	DEUTSCHE BANK SECURITIES INC.

By	/s/ Young Kim
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	J.P. MORGAN SECURITIES LLC

By	/s/ Yaw Asamoah-Duodu
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	4,000,000
Morgan Stanley & Co. LLC	4,000,000
Citigroup Global Markets Inc.	3,000,000
Deutsche Bank Securities Inc.	3,000,000
J.P. Morgan Securities LLC	3,000,000
Goldman, Sachs & Co.	1,000,000
BMO Capital Markets Corp.	375,000
SunTrust Robinson Humphrey, Inc.	500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	200,000
CIBC World Markets Corp.	200,000
Mitsubishi UFJ Securities (USA), Inc.	200,000
Piper Jaffray & Co.	200,000
TD Securities (USA) LLC	200,000
Janney Montgomery Scott LLC	125,000

Total	20,000,000

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EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Organization	Foreign Qualifications	Names of General Partners/Managing Members
QEP Midstream Partners Operating, LLC	Delaware	Colorado, North Dakota, Utah and Wyoming	QEP Midstream Partners, LP

QEPM Gathering I, LLC	Delaware	Colorado, North Dakota, Utah and Wyoming	QEP Midstream Partners Operating, LLC

Three Rivers Gathering, L.L.C.	Delaware	Utah	QEP Midstream Partners Operating, LLC

Rendezvous Pipeline Company, L.L.C.	Colorado	Wyoming	QEPM Gathering I, LLC

Rendezvous Gas Services, L.L.C.	Wyoming	Wyoming	QEPM Gathering I, LLC

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EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

1.	Charles B. Stanley
2.	Richard J. Doleshek
3.	Perry H. Richards
4.	Abigail L. Jones
5.	Kendall K. Carbone
6.	S. Scott Gutberlet
7.	Susan O. Rheney
8.	QEP Midstream Partners GP, LLC
9.	QEP Field Services Company
10.	QEP Resources, Inc.

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EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

QEP Midstream Partners, LP

Public Offering of Common Units

Dated as of [—], 2013

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among QEP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), QEP Midstream Partners GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), QEP Resources, Inc., a Delaware corporation (“QEP”), QEP Field Services Company, a Delaware corporation (“Field Services”), and QEP Midstream Partners Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, and Wells Fargo Securities, LLC (“Wells Fargo”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of a group of underwriters (the “Underwriters”), relating to a proposed underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the General Partner and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, as the same may be extended as provided below, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo and Morgan Stanley, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units, other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities of the Partnership, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

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(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Units, other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo and Morgan Stanley, transfer any Common Units, other equity securities or any securities convertible into or exchangeable or exercisable for Common Units or other equity securities:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo and Morgan Stanley, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo and Morgan Stanley, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during the Lock-Up Period (as the same may be extended as described above). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin (including by adoption).

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities, and (ii) the Partnership may, with respect to any Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

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The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

If the undersigned is an officer or director of the General Partner, (1) Wells Fargo and Morgan Stanley agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units or other securities, they will notify the Partnership of the impending release or waiver, and (2) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Wells Fargo and Morgan Stanley to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned acknowledges and agrees that Wells Fargo and Morgan Stanley may elect whether or not to grant any such release or waiver in its sole and absolute discretion.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to [—], 2013, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

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EXHIBIT D-2

FORM OF PRESS RELEASE

QEP Midstream Partners, LP

                    , 20

QEP Midstream Partners, LP (the “Partnership”) announced today that Wells Fargo Securities, Morgan Stanley, Citigroup, Deutsche Bank Securities and J.P. Morgan, the lead book-running managers for the Partnership’s initial public offering of [—] common units representing limited partner interests that closed on                     , 20    , are [waiving] [releasing] a lock-up restriction with respect to             common units of the Partnership held by [certain officers or directors] [an officer] [a director] of the Partnership. The [waiver] [release] will take effect on                     , 20    and the shares may be sold on or after such date.

This press release is not an offer to sell or the solicitation of an offer to buy the securities in the United States or in any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

D-2-1

EXHIBIT E-1

FORM OF OPINION OF LATHAM & WATKINS LLP

1.	The Partnership is a limited partnership duly formed under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

2.	The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, to conduct its business and to act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

3.	Each of QEP and Field Services is a corporation under the DGCL with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that each of QEP and Field Services is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

4.	Each of Operating Subsidiary, Gathering and Three Rivers is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that each of Operating Subsidiary, Gathering and Three Rivers is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

5.	The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when the Units have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and issued to and paid for by the Representatives and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights or other similar rights arising from the Partnership Governing Documents. Under the Delaware LP Act and the Partnership Agreement, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

6.	The execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by each of the QEP Entities that are party thereto have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of each of the QEP Entities that are party thereto; and the Underwriting Agreement and the Operative Agreements have each been duly executed and delivered by each of the QEP Entities that are party thereto.

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7.	The execution and delivery of the Underwriting Agreement by each of the QEP Entities, the issuance and sale of the Units by the Partnership to the Representatives and the other Underwriters pursuant to the Underwriting Agreement, the execution and delivery of the Operative Agreements by the QEP Entities that are party thereto and the consummation by the applicable QEP Entities of the transactions contemplated by the Contribution Agreement do not on the date hereof:

(i)	violate the Governing Documents; or

(ii)	result in the breach of or a default under any of the Specified Agreements; or

(iii)	violate any federal or New York statute, rule or regulation applicable to the QEP Entities or the DGCL, the Delaware LP Act or the Delaware LLC Act; or

(iv)	require any consents, approvals, or authorizations to be obtained by the QEP Entities from, or any registrations, declarations or filings to be made by the QEP Entities with, any governmental authority under any federal or New York statute, rule or regulation applicable to the QEP Entities or the DGCL, the Delaware LP Act or the Delaware LLC Act on or prior to the date hereof that have not been obtained or made.

8.	The Registration Statement has become effective under the Act. With the consent of the Underwriters, based solely on a telephonic confirmation by a member of the Staff of the Commission on August [14], 2013, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430A under the Act.

9.	The Registration Statement at August 8, 2013, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

10.	The statements in the Preliminary Prospectus and the Prospectus under the captions “Summary–The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “Our Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, the subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) or the incentive distribution rights of the Partnership (the “IDRs”), are accurate descriptions or summaries in all material respects.

11.	The statements in the Preliminary Prospectus and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business–Regulation of the Industry and Our Operations as to Rates and Terms and Conditions of Service,” “Business—Environmental Matters,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties” and “Our Partnership Agreement,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the DGCL, the Delaware LP Act or the Delaware LLC Act referred to therein, are accurate descriptions or summaries in all material respects.

12.	With the consent of the Underwriters, based solely upon a review on the date hereof of the stock transfer records for Field Services, all of the outstanding shares of capital stock of Field Services were owned of record by QEP.

13.

With the consent of the Underwriters, based solely upon a review on the date hereof of the GP Governing Documents, the Contribution Agreement and certain resolutions of the board of directors of the General Partner, all of the issued and outstanding membership interests of the General Partner (the “GP Membership Interests”) are owned of record by Field Services. The issuance and sale of the GP

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Membership Interests has been duly authorized by all necessary limited liability company action of the General Partner, and such GP Membership Interests have been validly issued in accordance with the GP LLC Agreement. Under the Delaware LLC Act, Field Services will have no obligation to make further payments for its ownership of the GP Membership Interests or contributions to the General Partner solely by reason of its ownership of the GP Membership Interests or its status as the sole member of the General Partner and no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the General Partner. With the consent of the Underwriters, based solely upon a review of the lien searches dated August1, 2013 attached hereto as Exhibit B (the “Lien Search”), we confirm that the GP Membership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the Delaware LLC Act or the GP LLC Agreement, (ii) set forth or described on Exhibit B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

14.	With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership Governing Documents, the Contribution Agreement and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership, and the 2.0% general partner interest in the Partnership, represented by [—] general partner units (the “General Partner Units”), and all of the outstanding IDRs (together with the General Partner Units, the “GP Ownership Interests”) are owned of record by the General Partner. The issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. Under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on Exhibit B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

15.	With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership Governing Documents, the Contribution Agreement and certain resolutions of the board of directors of the General Partner, [—] Common Units (the “Sponsor Common Units”) and [—] Subordinated Units (the “Sponsor Subordinated Units” and, together with the Sponsor Common Units, the “Sponsor Units”) are owned of record by Field Services. The issuance and sale of the Sponsor Units have been duly authorized by all necessary limited partnership action of the Partnership, and the Sponsor Units have been validly issued in accordance with the Partnership Agreement. Under the Delaware LP Act, Field Services will have no obligation to make further payments for its ownership of the Sponsor Units or contributions to the Partnership solely by reason of its ownership of the Sponsor Units or its status as a limited partner of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Sponsor Units are free and clear of Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on Exhibit B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

16.

With the consent of the Underwriters, based solely upon a review on the date hereof of the Limited Liability Company Agreement of Operating Subsidiary, dated as of April 19, 2013 (the “Operating Subsidiary LLC Agreement”), and the Contribution Agreement, all of the issued and outstanding limited liability company interests of Operating Subsidiary (the “Operating Subsidiary Membership Interests”) are owned of record by the Partnership. The issuance and sale of the Operating Subsidiary Membership Interests have been duly authorized by all necessary limited liability company action of Operating Subsidiary, and such Operating Subsidiary Membership Interests have been validly issued in accordance with the Operating Subsidiary LLC Agreement. Under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of the Operating Subsidiary Membership Interests or contributions to Operating Subsidiary solely by reason of its ownership of the Operating Subsidiary

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Membership Interests or its status as the sole member of Operating Subsidiary and no personal liability for the debts, obligations and liabilities of Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Operating Subsidiary. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Operating Subsidiary Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Operating Subsidiary LLC Agreement, (ii) set forth or described in Exhibit B, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

17.	With the consent of the Underwriters, based solely upon a review on the date hereof of the Limited Liability Company Agreement of Three Rivers, dated as of July 1, 2007 (the “Three Rivers LLC Agreement”), and the Contribution Agreement, 50% of the issued and outstanding limited liability company interests of Three Rivers (the “Three Rivers Membership Interests”) are owned of record by Operating Subsidiary. The issuance and sale of the Three Rivers Membership Interests have been duly authorized by all necessary limited liability company action of Three Rivers, and such Three Rivers Membership Interests have been validly issued in accordance with the Three Rivers LLC Agreement. Under the Delaware LLC Act, Operating Subsidiary will have no obligation to make further payments for its ownership of the Three River Membership Interests or contributions to Three Rivers solely by reason of its ownership of the Three Rivers Membership Interests or its status as a member of Three Rivers and no personal liability for the debts, obligations and liabilities of Three Rivers, whether arising in contract, tort or otherwise, solely by reason of being a member of Three Rivers. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Three Rivers Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Three Rivers LLC Agreement, (ii) set forth or described in Exhibit B, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

18.	With the consent of the Underwriters, based solely upon a review on the date hereof of the Limited Liability Company Agreement of Gathering, dated as of July 23, 2013 (the “Gathering LLC Agreement”), and the Contribution Agreement, all of the issued and outstanding limited liability company interests of Gathering (the “Gathering Membership Interests”) are owned of record by Operating Subsidiary. The issuance and sale of the Gathering Membership Interests have been duly authorized by all necessary limited liability company action of Gathering, and such Gathering Membership Interests have been validly issued in accordance with the Gathering LLC Agreement. Under the Delaware LLC Act, Operating Subsidiary will have no obligation to make further payments for its ownership of the Gathering Membership Interests or contributions to Gathering solely by reason of its ownership of the Gathering Membership Interests or its status as the sole member of Gathering and no personal liability for the debts, obligations and liabilities of Gathering, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Gathering. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Gathering Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Gathering LLC Agreement, (ii) set forth or described in Exhibit B, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

19.	With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership Agreement, the Contribution Agreement and certain resolutions of the board of directors of the General Partner, after giving effect to the issuance and sale on the date hereof of the Units pursuant to the Underwriting Agreement, the issued and outstanding partnership interests of the Partnership consist of [—] Common Units, [—] Subordinated Units, [—] General Partner Units, the IDRs and the limited partner interests in the Partnership issued pursuant to the Partnership’s incentive compensation plan. Other than the General Partner Units, the Sponsor Units, the IDRs and the limited partner interests in the Partnership issued pursuant to the Partnership’s incentive compensation plan, the Units are the only limited partner interests of the Partnership issued and outstanding.

20.	None of the Partnership Parties is, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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EXHIBIT E-2

FORM OF 10B-5 OPINION OF LATHAM & WATKINS LLP

The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus (except to the extent expressly set forth in the numbered paragraphs 10 and 11 of such counsel’s letter to the Underwriters of even date and in such counsel’s letter to the Underwriters of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, such counsel has reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the QEP Entities, the independent public accountants for the Partnership, representatives of the Underwriters, and the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.

Based on such counsel’s participation, review and reliance as described above, such counsel advises the Underwriters that no facts came to their attention that caused them to believe that:

•

the Registration Statement, at the time it became effective on [    ], 2013, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of [    ] p.m. (New York time) on [    ], 2013, when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex or the Prospectus.

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EXHIBIT E-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth in such counsel’s opinion and in the Registration Statement, the Preliminary Prospectus and the Prospectus, such counsel’s opinion that is filed as exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

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EXHIBIT F

FORM OF WYOMING COUNSEL OPINION

1.	Rendezvous Gas has been formed and is validly existing as a limited liability company in good standing under the laws of the State of Wyoming (the “Applicable State”) and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued and outstanding membership interests of Rendezvous Gas have been validly issued in accordance with the Rendezvous Gas LLC Agreement. Under the Wyoming Limited Liability Company Act, QEP Gathering has no obligation to make any further payments for its purchase of such membership interest(s) or to make any contribution to Rendezvous Gas solely by reason of its ownership of such membership interest, except in each case as provided in the Rendezvous Gas LLC Agreement and except for its obligation to repay any funds wrongfully distributed to it.

2.	All of the issued and outstanding membership interests of Rendezvous Gas have been validly issued in accordance with the LLC Agreement. Under the Wyoming Limited Liability Company Act, Wyoming Revised Statutes §17-29-101 et seq. (the “WLLCA”), QEPM Gathering has no obligation to make any further payments for its purchase of its membership interest in, or to make any contribution to, Rendezvous Gas solely by reason of QEPM Gathering’s ownership of its membership interest, except in each case as provided in the LLC Agreement and except for its obligation to repay any funds wrongfully distributed to it.

3.	Based, with your consent, solely upon a review of the Lien Search, we confirm that the membership interest of QEPM Gathering in Rendezvous Gas is free and clear of Liens (except (a) restrictions on transferability and (b) other Liens as (i) described or contained in the General Disclosure Package, the Registration Statement, the Prospectus or the LLC Agreement or (ii) created by or arising under the WLLCA or the Credit Agreement or any document delivered by QEPM Gathering in connection with the Credit Agreement) in respect of which a financing statement under the UCC naming QEPM Gathering as debtor is on file in the Filing Office as of the date set forth in the Search.

In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the Applicable State and that, in rendering their opinion pursuant to the Underwriting Agreement, Partnership Counsel may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Partnership. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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EXHIBIT G

FORM OF COLORADO COUNSEL OPINION

1.	Rendezvous Pipeline has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Colorado (the “Applicable State”) and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued and outstanding membership interests of Rendezvous Pipeline have been validly issued in accordance with the Rendezvous Pipeline LLC Agreement. Under the Colorado Limited Liability Company Act, QEP Gathering has no obligation to make any further payments for its purchase of such membership interest(s) or to make any contribution to Rendezvous Pipeline solely by reason of its ownership of such membership interest, except in each case as provided in the Rendezvous Pipeline LLC Agreement and except for its obligation to repay any funds wrongfully distributed to it.

2.	All of the issued and outstanding membership interests of Rendezvous Pipeline have been validly issued in accordance with the LLC Agreement. Under the Colorado Limited Liability Company Act, Colorado Revised Statutes §7-80-101 et seq. (the “CLLCA”), QEPM Gathering has no obligation to make any further payments for its purchase of its membership interest in, or to make any contribution to, Rendezvous Pipeline solely by reason of QEPM Gathering’s ownership of its membership interest, except in each case as provided in the LLC Agreement and except for its obligation to repay any funds wrongfully distributed to it.

3.	Based, with your consent, solely upon a review of the Lien Search, we confirm that the membership interest of QEPM Gathering in Rendezvous Pipeline is free and clear of Liens (except (a) restrictions on transferability and (b) other Liens as (i) described or contained in the General Disclosure Package, the Registration Statement, the Prospectus or the LLC Agreement or (ii) created by or arising under the CLLCA or the Credit Agreement or any document delivered by QEPM Gathering in connection with the Credit Agreement) in respect of which a financing statement under the UCC naming QEPM Gathering as debtor is on file in the Filing Office as of the date set forth in the Search.

In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the Applicable State and that, in rendering their opinion pursuant to the Underwriting Agreement, Partnership Counsel may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Partnership. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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EXHIBIT H

FORM OF DELAWARE COUNSEL OPINION

(1) The Amended and Restated Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

(2) The Amended and Restated General Partner Agreement constitutes a valid and binding agreement of QEP Field Services Company (“Field Services”) and is enforceable against Field Services, in its capacity as member of the General Partner, in accordance with its terms.

(3) The Omnibus Agreement constitutes a valid and binding agreement of the Partnership, the General Partner, Field Services, QEP Midstream Partners Operating, LLC and QEP Resources Inc., and is enforceable against the Partnership, the General Partner, Field Services, QEP Midstream Partners Operating, LLC (“Operating LLC”) and QEP Resources Inc., in accordance with its terms.

(4) The Contribution Agreement constitutes a valid and binding agreement of the Partnership, the General Partner, Field Services and Operating LLC, and is enforceable against the Partnership, the General Partner, Field Services and Operating LLC, in accordance with its terms.

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EXHIBIT I

FORM OF GENERAL COUNSEL COUNSEL OPINION

(1) To such counsel’s knowledge, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the QEP Entities which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be, or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Partnership of its obligations thereunder.

(2) To such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(3) To such counsel’s knowledge, the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement (including the Pre-Closing Transactions), the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities by the Partnership and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use Of Proceeds”) do not and will not result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, (x) any Subject Instrument or (y) any other QEP Document, except (solely in the case of QEP Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the QEP Entities, any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the QEP Entities or any of their respective assets, properties or operations, or the transactions contemplated by the Pre-Closing Transactions.

(4) To such counsel’s knowledge, except as described in the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership pursuant to any of the QEP Entities’ Organizational Documents, any other QEP Document or any law, rule or regulation.

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EXHIBIT J

PRICE-RELATED INFORMATION

1.	Public offering price: $21.00 per common unit

2.	Net proceeds, before expenses, to the Partnership: $19.74 per common unit

3.	Settlement date: August 14, 2013

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EXHIBIT K

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

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